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                                                                     Exhibit 3.1



                               AMENDMENT TO BYLAWS
                           OF BSD MEDICAL CORPORATION


         The undersigned, in his capacity as the duly appointed and incumbent Secretary of BSD Medical Corporation (the "Corporation"), hereby certifies on behalf of the Corporation that the following Amendment to the Bylaws of the Corporation (the "Bylaws") was duly adopted by the Board of Directors of the Corporation on December 31, 2007:

         1. Section 1 Article VIII of the Corporation's Bylaws is hereby amended and restated to read in its entirety as follows:

         "Section 1. Certificates Representing Shares. Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Certificates of Incorporation and these By-Laws shall be delivered representing all shares of capital stock to which stockholders are entitled; provided, however, that the Board of Directors may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series shall be uncertificated shares. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Delaware, the holder's name, the number and class of shares of capital stock and the designation of the series, if any, which such certificate represents, the par value of such shares or a statement that such shares are without par value and such other matters as may be required by law. Each certificate shall be signed by the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signature of any such officer may be a facsimile."

         2. Section 4 of Article VIII of the Corporation's Bylaws is hereby amended and restated to read in its entirety as follows:

         "Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors, the Executive Committee, the President, or such other officer or officers of the Corporation as the Board of Directors may from time to time designate, in its or his discretion may direct that the issuance of (i) a new certificate or certificates or (ii) uncertificated shares in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, the Executive Committee, the President, or any such officer, in its or his discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificate alleged to have been lost, stolen or destroyed."



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         3. Section 5 of Article VIII of the Corporation's Bylaws is hereby amended and restated to read in its entirety as follows:

         "Section 5. Transfers of Shares. Upon surrender to the Corporation or its transfer agent, if any, of a certificate for shares, if such shares are represented by a certificate, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Corporation shall be obligated to issue, in the Corporation's discretion, either (i) a new certificate or (ii) uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon the books."

         4. All other provisions of the Bylaws remain in full force and effect.



Date:  December 31, 2007

                                                    /s/ Dennis E. Bradely
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                                                    Dennis E. Bradley
                                                    Secretary











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